UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAR SIGHTED MEDIA, INC.

(Exact Name of Registrant As Specified In Its Charter)

Florida	7372	47-1122806
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

5306 Sandy Shell Drive Apollo Beach, FL	33572
(Address of principal executive offices)	(Zip Code)

Randy Tobia 5306 Sandy Shell Drive Apollo Beach, FL 33572 (800)438-6162
(Name, address and telephone number of agent for service)
with copies to:
Adam S. Tracy, Esq. Securities Compliance Group, Ltd. 2100 Manchester Road Suite 615 Wheaton, Il 60187 (888) 978-9901 at@ibankattorneys.com

SEC File No._______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer		Accelerated Filer	
Non-accelerated filer		Smaller reporting company	

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	6,000,000	$0.33	$2,000,000	$201.40

(1)	Calculated under Rule 457 of the Securities Act of 1933 as .0001007 of the aggregate offering price.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS – SUBJECT TO COMPLETION DATED FEBRUARY 11, 2016

Far Sighted Media, Inc.

Up to 6,000,000 Common Shares at $0.33 per Share

Far Sighted Media, Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 6,000,000 shares of its common stock, par value $0.001 per share, at the price of $0.33 per share.  There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.  The aggregate offering price of all securities sold under this prospectus may not exceed $2,000,000. The offering will commence on the effective date of this prospectus and will terminate on or before ___________.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

There is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

We were incorporated in the State of Florida on June 10, 2014. We are a developmental stage company, with limited operational history. Our business strategy is to develop and maintain leading-edge software solutions in monetization and logistics with a focus on serving nonprofit institutions, as well as maintain and develop our portfolio of domain name assets. Readers are encouraged to reference the section entitled “Business Operations” found herein for additional information regarding our business.

Our auditors have indicated in their opinion on our financial statements as of and for the period from June 10, 2014 (inception) to September 30, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found on page11 herein for additional information regarding the risks associated with our company and common stock.

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The Date of this Prospectus is February 11, 2016

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TABLE OF CONTENTS

Summary Offering Information	6
Risk Factors	11
Use of Proceeds	24
Determination of the Offering Price	25
Dilution	25
Plan of Distribution	26
Description of Securities	28
Description of Business Operations	31
Management’s Discussion and Analysis	38
Recent Sales of Unregistered Securities	41
Financials	45
Information Not Required in Prospectus	56
Exhibits	58
Signatures	59

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to “The Company,” “we,” “our”, “us” or “Far Sighted Media” refer to Far Sighted Media, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Florida on June 10, 2014. Our principal office is located at 150 East Bloomingdale Avenue, Suite 111, Brandon, Florida 33511. Our telephone number is (800) 438-6162.

Capitalization:	Our articles of incorporation provide for the issuance of up to 50,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 4,585,182 shares of our common stock issued and outstanding. Our articles of incorporation provide for the issuance of up to 50,000 shares of preferred stock. As of the date of this Prospectus there are no preferred shares issued or outstanding.

Management:	Our Chief Executive Officer and Director is Eric Haskins, and our Secretary is Randy Tobia.

Controlling Shareholders: Our Directors, Eric Haskins, owns 2,200,000 shares, equal to 47.98% of all outstanding shares. If no shares are sold through this offering, Haskins will continue to hold 47.98% of our issued and outstanding shares. Additionally, even if the maximum shares offered herein are sold, Haskins will continue to retain 20.78% of all outstanding shares.

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As a result, our Director, Eric Haskins, will continue to be able to exercise substantial control over the operations of the Company.

Going Concern: Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of at and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

Our Business

Plan of Operations: The Company is actively engaged in the business of developing and managing software solutions in monetization, logistics and supply chain management focused on nonprofit fundraising. In addition to their software applications, the company also owns a portfolio of descriptive domain names, websites and other valuable domain name assets.

Historical Operations: Since inception, the Company has been working on developing their Poker Run software and mobile application, which will enable charities and nonprofits to raise funds quickly, simply, and more effectively. The Company has also been actively developing some of their domain name assets into active sites to drive user growth and advertising revenue.

Current Operations: The Company is currently focusing on developing their Poker Run software, as well as other mobile applications. The Company also plans to develop or sell some of their domain name assets, as well as pursue alternate streams of revenue, such as purchasing tax liens and oil exploration.

The Offering

Class of Securities Offered: Common stock, par value $0.0001 per share.

No. of Shares being Sold in the Offering: Six million (6,000,000).

Offering Price: The Company intends to offer its common stock at $0.33 per share.

No. of Shares Outstanding: As of the date of this Prospectus, there are 4,585,182 shares of the Company’s common stock issued and outstanding.

Termination of the Offering: The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus or the decision by Company management to deem the offering closed.

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Offering Costs: We estimate our total offering registration costs to $25,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advanced funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advanced or loan funds to the Company.

Market for our Common Stock: Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Penny Stock Regulation: The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Best Efforts Offering: We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering>

Use of Proceeds: We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to purchase or launch a domain name registrar, patent our existing software, develop several of our domain name assets and create a marketing campaign to drive traffic to those sites, and for pursuing other potential revenue streams such as the purchase of tax liens or oil exploration. We will use the remainder of the funds for general working capital. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

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4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

FAR SIGHTED MEDIA, INC.

STATEMENT OF OPERATIONS

From June 10, 2014 to September 30, 2015
$

Revenue	15,249.94

Operating expenses:
General and administrative:-	3,452.61
General and administrative	3,619.80
Professional fees

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Total operating expenses	7,072.41

Net profit	8,177.53

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	-

Weighted-average number of common shares outstanding	6,777,502

The accompanying notes are an integral part of these financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

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RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated limited revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of September 30, 2015, we have generated 15,249.94 revenues, incurring a net profit of $8,177.53. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

We may be unable to continue paying the costs of being a reporting public company.

The costs of being a public reporting company under the Securities Exchange Act of 1934 may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $20,000 per year.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Florida Business Corporation Act against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities

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arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $25,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	develop and identify new clients in need of our services;
-	compete with larger, more established competitors in the online legal forms and services industry as well as traditional legal service professionals;
-	maintain and enhance our brand recognition; and
-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history

Risks Related to Our Business

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If any of our relationships with Internet search websites terminate or if such websites' methodologies are modified, traffic to our websites and corresponding consumer origination volumes could decline.

        We depend in part on various Internet search websites, such as Google, MSN and Yahoo!, and other websites to direct a significant amount of traffic to our websites and to generate customer referrals for our customer referral activities. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings cannot be purchased and, instead, are determined and displayed solely by a set of formulas designed by search engine companies. Other listings can be purchased and are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other Internet websites, to direct a substantial share of the visitors to our websites and the advertiser customers we serve.

        Our ability to maintain the flow of visitors directed to our websites by search websites and other Internet websites is not entirely within our control. For example, search websites frequently revise their algorithms in an attempt to optimize their search result listings. Changes in the methodologies used by search websites to display results could cause our websites to receive less favorable placements, which could reduce the number of users who link to our websites from these search websites. A reduction in the number of users directed to our websites would negatively affect our ability to earn revenue. If traffic on our websites declines, we may need to resort to more costly sources to replace lost traffic, and such increased expense could adversely affect our business and profitability.

If we fail to develop and diversify our websites and software features, functionality and product and service offerings, we could lose market share.

        Internet content, user tools and business models are evolving rapidly due to low barriers to entry and continuous technology innovations. To remain competitive, we must continue to improve the ease of use, responsiveness, functionality and features of our websites, develop new products and services, and continually improve the consumer's purchasing experience. The time, expense and effort associated with such development may be greater than anticipated, and any features, functions, and products and services actually developed and introduced may not achieve consumer or advertiser acceptance or enhance brand loyalty. Furthermore, our efforts to meet changing customer needs may require the development or licensing of increasingly complex technologies at great expense. If we are unable to develop and bring to market additional features, functions, and products and services, we could lose market share to competitors, which could negatively impact our business, revenues and future growth.

Our business may be harmed by third-party claims, including claims of intellectual property infringement.

        Our products and services may increasingly be subject to third-party claims of intellectual property infringement as the number of our products, services and competitors increases, as the functionalities of products and services in our markets overlap, and as the patenting of software functionality becomes more widespread. There can be no assurance that our internally developed or acquired products and services do not infringe or otherwise violate the intellectual property rights of third parties. From time to time, we have received letters from customers demanding indemnity or otherwise reserving their right to indemnity with respect to patent infringement lawsuits brought by third party patent holders. Such claims for indemnity could cause us to invest considerable resources defending these suits. In addition, we may be required to pay damages and attorney's fees which could adversely affect our business. Furthermore, we license some of our content and software from third parties and may therefore be exposed to infringement actions if such parties do not possess the necessary intellectual property rights. In addition, certain of our domain names for our automotive enthusiast websites include trademarks or trade names of automotive manufacturers, with which we currently have no formal licensing arrangements. For example, we received a letter from an automotive manufacturer informing us of its need to police the use of its trademark and its willingness to enter into a royalty-free, limited-duration license which would cover our ongoing use of the mark in certain of our automotive enthusiast website domain names. We are currently in discussions with the auto manufacturer regarding the terms of the license. Though this particular license may ultimately be on favorable terms to the Company, we cannot guarantee that we will be able to continue to use trademarks owned by others in our domain names on favorable terms. The receipt of a notice alleging infringement may require, in some situations, that a costly opinion of counsel be obtained to prevent a successful claim of intentional infringement.

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The fact that we make products and services available to our customers through the Internet as part of our business also creates the potential for third parties to make other types of claims against us. We could face liability for products or services sold over the Internet. In addition, we could be exposed to liability relating to third-party information that may be accessible directly through our websites or through links on our websites. Potential claims could, for example, be made for defamation, negligence, personal injury, breach of contract, unfair competition, false advertising, invasion of privacy or other legal theories based on the nature, content or copying of these materials. In the past, plaintiffs have brought these types of claims and sometimes successfully litigated them against online services, as well as traditional print publications.

Regardless of the merits, responding to any third-party claim can result in the expenditure of significant time, costs and other resources in investigating and defending against such a claim, costly litigation, diversion of the efforts and attention of management and other employees, delays in releasing new or upgrading existing services, or implementation of measures to reduce our exposure to liability, which may limit the attractiveness of our products or services to consumers and others. In the event of a successful claim against us for intellectual property infringement, we may be required to pay significant monetary damages, including treble damages if we are held to have willfully infringed on the intellectual property of the claimant, to discontinue the use and sale of the infringing products or services, to expend significant resources to develop non-infringing technology and/or to enter into royalty and licensing agreements that might not be available or available on acceptable pricing and other terms. If a successful claim for intellectual property infringement were made against us and we failed to develop or license a commercially viable substitute technology, our ability to provide then-existing products and services, or future products or services, could be harmed. In addition, our insurance may not cover, or may not adequately cover, all potential third-party claims to which we are exposed. Any imposition of liability on us that is not covered by insurance or is in excess of our insurance coverage could require use of our available cash, which could adversely impact our business, operating results and financial condition.

The market for software and services for nonprofit organizations might not grow, and nonprofit organizations might not continue to adopt our products and services.

Many nonprofit organizations have not traditionally used integrated and comprehensive software and services for their nonprofit-specific needs. We cannot be certain that the market for our software products and services focused on nonprofits will continue to develop and grow or that nonprofit organizations will elect to adopt our products and services rather than continue to use traditional, less automated methods, attempt to develop software internally, rely upon legacy software systems, or use generalized software solutions not specifically designed for the nonprofit market. Nonprofit organizations that have already invested substantial resources in other fundraising methods or other non-integrated software solutions might be reluctant to adopt our products and services to supplement or replace their existing systems or methods. In addition, the implementation of one or more of our core software products can involve significant time and capital commitments by our customers, which they may be unwilling or unable to make. If demand for and market acceptance of our products and services does not increase, we might not grow our business as we expect.

Our failure to compete successfully could cause our revenue or market share to decline.

The market for software solutions geared toward nonprofits and charities is fragmented, competitive and rapidly evolving, and there are limited barriers to entry for some aspects of this market. We mainly face competition from four sources:

•	software developers offering integrated specialized products designed to address specific needs of nonprofit organizations;

•	providers of traditional, less automated fundraising services, such as services that support traditional direct mail campaigns, special events fundraising, telemarketing and personal solicitations;
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•	custom-developed products created either internally or outsourced to custom service providers; and

•	software developers offering general products not designed to address specific needs of nonprofit organizations.

The companies we compete with, and other potential competitors, may have greater financial, technical and marketing resources and generate greater revenue and better name recognition than we do. If one or more of our competitors or potential competitors were to merge or partner with one of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. These competitive pressures could cause our revenue and market share to decline.

If our products fail to perform properly due to undetected errors or similar problems, our business could suffer.

Complex software such as ours often contains undetected errors or bugs. Such errors are frequently found after introduction of new software or enhancements to existing software. We continually introduce new products and new versions of our products. If we detect any errors before we ship a product, we might have to delay product shipment for an extended period of time while we address the problem. We might not discover software errors that affect our new or current products or enhancements until after they are deployed, and we may need to provide enhancements to correct such errors. Therefore, it is possible that, despite testing by us, errors may occur in our software. These errors could result in harm to our reputation, lost sales and product liability claims.

We currently do not have any issued patents, but we rely upon trademark, copyright, patent and trade secret laws to protect our proprietary rights, which might not provide us with adequate protection.

Our success and ability to compete depend to a significant degree upon the protection of our software and other proprietary technology rights. We might not be successful in protecting our proprietary technology, and our proprietary rights might not provide us with a meaningful competitive advantage. To protect our proprietary technology, we rely on a combination of patent, trademark, copyright and trade secret laws, as well as nondisclosure agreements, each of which affords only limited protection. We currently do not have patents issued for any of our proprietary technology and we only recently filed patent applications relating to a number of our products. Moreover, we have no patent protection for The Poker Run software and mobile app, which is one of our core products. Any inability to protect our intellectual property rights could seriously harm our business, operating results and financial condition.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate,

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develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer Rob Peters is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result

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in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop products and services to offer. Developing new offerings involves inherent risks, including:

-	our inability to estimate demand for the new offerings;
-	competition from more established market participants;
-	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are subject to complex federal, state, local and other laws and regulations that could materially and adversely affect our business, financial condition and results of operations.

Our business is subject to various, and sometimes complex, laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. These costs could have a material and adverse effect on our business, financial condition and results of operations. Moreover, our failure to comply with these laws and regulations, as interpreted and enforced, could have a material adverse effect on our business, financial condition and results of operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known

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alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

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Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 44,168 shares of our common stock held by non-affiliates and 6,733,334 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

6,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director, Eric Haskins owns 47.98% of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

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Because our Directors hold all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Directors, Rob Peters and Eric Haskins each own a majority of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock.  As of the date of this prospectus the Company had 4,585,182 shares of common stock outstanding. Accordingly, we may issue up to an additional 45,414,818 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Florida state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Florida’s control share law. The Florida Business Corporation Act (the "FBCA") prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) more than a majority of such voting power. The Board of Directors may, however, exclude an acquisition from the reach of the prohibition on the voting of shares acquired in a control share acquisition.

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The FBCA also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder, (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An "interested shareholder" is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.

The above-described provisions may have certain anti-takeover effects. Such provisions may make it more difficult for other persons, without the approval of the Company's Board of Directors, to make a tender offer or acquisitions of substantial amounts of the Common Stock or to launch other takeover attempts that might result in the payment of a premium over market price for the Common Stock held by such shareholder.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would
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apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an
-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,
-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

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Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.33. The total offering amount is $2,000,000. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we do not intend to use any proceeds of the offering to acquire any significant assets of acquire any entity.

The principal purposes of this offering are to obtain additional capital and to facilitate future access to public equity markets. As of the date of this prospectus, we have no specific plans to use the net proceeds from this offering other than as set forth below.

We intend to use the net proceeds from this offering primarily to:

•	Increase our sales, marketing, and investor relations activities,
•	Fund our software product development, patent existing software products and for general corporate purposes, including working capital.
•	We also plan to use a portion of the net proceeds to acquire complementary businesses, such as a domain name registrar, and pursue other alternative sources of revenue, such as oil exploration and drilling and the purchase of tax liens. However, we currently have no commitments or agreements, and are not involved in any negotiations, to do so. We have not determined the amount of net proceeds to be used specifically for each of the foregoing purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including industry and general economic conditions, status of and results from operations, and future revenues. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding before we reach profitability.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;
-	for expenses related to patenting and developing our software;
-	for sales and marketing; and
-	for salaries for our Chief Executive Officer and the hiring of additional full-time employees.
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DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	Prevailing market conditions, including the history and prospects for the industry in which we compete;
-	Our forecasted future prospects; and
-	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of September 30, 2015, our net tangible book value was $17,596, or $0.002 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 6,777,502 the number of shares of common stock outstanding at September 30, 2015.

The following table sets forth as of September 30, 2015 the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.33 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.33	$0.33	$0.33	$0.33
Post Offering Net Tangible Book Value	$487,596	$982,596	$1,477,596	$1,972,596
Post Offering Net Tangible Book Value Per Share	$0.05890618	$0.10049561	$0.13102157	$0.15438041
Pre-Offering Net Tangible Book Value Per Share	$0.002596	$0.002596	$0.002596	$0.002596
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Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.05630994	$0.09789937	$0.12842533	$0.15178417
Dilution Per Share for New Shareholders	$0.27109	$0.22950	$0.19898	$0.17562
Percentage Dilution Per Share for New Shareholders	82.15%	69.55%	60.30%	53.22%

Capital Contribution by Purchasers of Shares	$495,000	$990,000	$1,485,000	$1,980,000
Capital Contribution by Existing Shares	$8,740	$8,740	$8,740	$8,740
% Contribution by Purchasers of Shares	98.26%	99.12%	99.41%	99.56%
% Contribution by Existing Shareholder	1.74%	0.88%	0.59%	0.44%
# of Shares After Offering Held by Public Investors	1,500,000	3,000,000	4,500,000	6,000,000
# of Shares After Offering Held by Existing Investors	6,777,502	6,777,502	6,777,502	6,777,502
Total Shares Issued and Outstanding	8,277,502	9,777,502	11,277,502	12,777,502
% of Shares - Purchasers After Offering	18.12%	30.68%	39.90%	46.96%
% of Shares - Existing Shareholder After Offering	81.88%	69.32%	60.10%	53.04%

Assuming the Issuer sells the entire offering of 6,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2015 would have been $1,972,596 or $0.15 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.15 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $0.175 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 6,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Rob Peters, the Company’s Chief Executive Officer and Director. Mr. Peters will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Peters. Mr. Peters is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Peters primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Peters has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

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The offering will terminate upon the earlier to occur of: (i) the sale of all 6,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTC Electronic Bulletin Board Considerations

To be quoted on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Electronic Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.

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Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, CA, IL, KY, LA, MT, NH, NY, PA, TN and VA

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 4,585,182 shares of common stock issued and outstanding held by ten (10) shareholders.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently

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anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Preferred Stock

The articles of incorporation of the Company provide for the issuance of 50,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 4,585,182 shares of our common stock. Of these shares, only the 6,000,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 4,585,182 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Implication of the Applicability of Rule 144

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Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, which would equal approximately 483,750 shares, based on the number of shares of our common stock outstanding as of April 24, 2015 (28,375,000), and assuming the 20,000,000 shares being registered in the Primary Offering are sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
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-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to September 30, 2015 included in this prospectus have been audited by K. Brice Toussaint who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 2100 Manchester Road, Suite 615, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DESCRIPTION OF BUSINESS OPERATIONS

Organizational History

The Company was incorporated under the laws of the State of Florida on June 10, 2014.

On November 10, 2014, we increased our authorized capital stock from 10,000 shares of common stock, par value $0.0001 per share, to 50,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 50,000 shares of preferred stock, par value $0.0001 per share.

On November 10, 2014, we completed a 5,000-for-1 forward split of our Common Stock, with the result that the 1,020 shares of Common Stock outstanding immediately prior to the stock split became 5,100,000 shares of Common Stock outstanding immediately thereafter. All share and per share numbers in this prospectus relating to our Common Stock have been adjusted to give effect to this stock split, unless otherwise stated.

The Company

We are a developmental stage company principally operating in two general business units. We are in the business of developing and managing software to provide business solutions in monetization, logistics and supply chain management to nonprofit institutions. In addition to software applications, the company also owns a portfolio of descriptive domain names, websites and other valuable domain name assets. We anticipate that the Company will also incorporate additional forms of revenue in the near future. These may include: joint venture oil exploration, launching or purchasing a domain registrar, and purchase of tax liens.

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The Company has diligently planned to have a diversified business by selecting not only multiple industries and sectors to participate in, but to also include a wide array of revenue channels to produce sales as outlined above. We believe this methodology enables us to minimize the risk of participating in only one industry, and only one or two revenue channels. By creating the diversity in our business model, we believe this enables us to capture a wider base of opportunities that can also be cross marketed and collateralized throughout our network to the other industries and channels we focus on, and provides us with a stronger platform for business growth and building long term sustainability.

Since inception, we have generated a net profit of $8,177.53. In addition to revenues from sales of our business services software, we have generated revenue from sales of domain names and may continue to generate revenue from domain name sales from time-to-time.

Software And Mobile Applications:

We are a provider of software and related services designed specifically for nonprofit organizations. Our products and services enable nonprofit organizations to increase donations, reduce fundraising costs, and raise funds simply and efficiently. We have focused on the nonprofit market for our software solutions since our incorporation and have developed our suite of products and services based upon our extensive knowledge of the operating challenges facing nonprofit organizations. We have also developed mobile applications compatible with iPhone, Android, and Windows devices. These applications are tightly integrated with our desktop and web applications and are designed to fully virtualize many of the time-consuming tasks involved in fundraising events.

Our Product- Poker Run

Our flagship software product, Poker Run, is a combination web and mobile application accessible through a web browser that allows nonprofit institutions to improve fund raising for Poker Run events. Poker Runs, which have become an increasingly popular fundraising tool, are organized events where participants, using various mens of transportation, visit five to seven checkpoints, drawing a card at each stop. The object is to have the best poker hand at the end of the run.

Our Poker Run software’s wizard based setup system allows users to go from sign up to sell in just minutes, and our online sale system allows for immediate, measurable action. The Poker Run application database is filled with stop information, pre-planned routes, up sell techniques and time savers, making planning the event simpler. Finally, being completely virtual allows organizations to vastly increase fundraising returns by offering entries in their events to friends and family beyond the borders of their community.

Domain Name Assets:

We are an active developer and operator of numerous websites. Our portfolio includes 163 domain names and 40 active and developed websites, each of which requires updating and improvement. We plan to continue developing our active domains into full-fledged websites in order to generate more income. We use a comprehensive range of web tools to drive traffic to our sites and monetize that traffic, including pay per action, affiliate earnings, and Adsense models.

We are also in the business of acquiring, selling, and developing high value internet domain names. We may choose to generate revenue by selling our undeveloped domain names.

Industry Overview

Nonprofit organizations in the United States represent a large and growing part of the U.S. economy. According to the National Center for Charitable Statistics, data from nonprofit organizations' IRS Form 990s filed within twenty-four months through August 2003 showed revenues of $1.69 trillion. Donations to nonprofit organizations represented approximately $241 billion in 2002 according to Giving USA.

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Giving USA estimates that there are over 1.3 million registered U.S. nonprofit organizations in nine principal sectors: religion, education, foundations and unallocated giving organizations, such as United Way, health, human services, arts and cultures, public and societal benefits, environment and animal welfare and international and foreign affairs. To advance their missions, nonprofit organizations sponsor and manage a variety of campaigns designed to raise awareness of their cause and to raise funds to support their services. In designing and implementing these campaigns, nonprofit organizations frequently use a mixture of programs to address the numerous challenges for fundraising.

Market Opportunity

Nonprofit organizations are showing increasing interest in using Internet tools to improve their communication and fundraising efforts. Standard software tools generally offer solutions for a single purpose such as email or web publishing, but they often fail as fundraising tools because they are not integrated into the nonprofit organization's database, workflow or community building activities. Moreover, building custom software tools can carry high implementation and maintenance costs. Our Poker Run software allows nonprofit institutions to easily and quickly implement an effective Poker Run campaign- a fundraising tool that has steadily been gaining in popularity.

Growth Strategy

Our objective is to maintain and leverage our position as a provider of software and related services designed specifically for nonprofit organizations. We plan to develop additional software to include other fundraising activities, such as raffles and scavenger hunts, as well as expand our software solutions for use in other areas, such as trade shows or other corporate events. Key elements of our strategy to achieve this objective are to:

•	grow our customer base;
•	maintain and expand existing customer relationships;
•	introduce additional products and services; and
•	leverage the Internet as a means of additional growth.

We also plan to grow the number, size and profitability of our domain name businesses and portfolio. The principal elements of our strategy are to:

•	expand the size of the audiences visiting our websites;
•	grow our advertiser base and share of spend;
•	increase our monetization of user traffic; and
•	build or continue to acquire new websites.

Competition

The market for software and related services for nonprofit organizations is fragmented, competitive and rapidly evolving, and there are limited barriers to entry for some aspects of this market. We expect to encounter new and evolving competition as this market consolidates and matures and as nonprofit organizations become more aware of the advantages and efficiencies that can be attained from the use of specialized software and other technology solutions. A number of diversified software enterprises have made recent acquisitions or developed products for the market, including Intuit, Sage and SunGard. Other companies have greater marketing resources and generate greater

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revenues and market recognition than we do, offer products that are not designed specifically for nonprofits but still provide some of the functionality of our products and could be considered competitors. In addition, these larger companies could decide to enter the market directly, including through acquisitions of smaller current competitors.

We also compete with providers of traditional, less automated fundraising services, including parties providing services in support of traditional direct mail campaigns, special events fundraising, telemarketing and personal solicitations. We believe we compete successfully against these traditional fundraising services, primarily because our products and services are more automated, robust and efficient than the traditional fundraising methods supported by these providers.

Research & Development

The Company is currently developing software and mobile applications, including four (4) mobile gaming applications, in addition to developing several websites to increase user traffic and advertising revenue. The Company is also researching possible domain name acquisitions and other potential revenue streams, including oil exploration and the purchase of tax liens.

Intellectual Property

We are reviewing various aspects of our technology platform in consideration of the potential to initially file provisional patents on our Poker Run software and additional applications. As of now, we have not filed any patent applications. Our intellectual property, consisting of trade secrets, and copyrights, are, in the aggregate, important to our business. Specifically, we rely on common law copyright protection with respect to the content contained on our website and software. We rely on a combination of trade secret, and copyright laws in the United States and other jurisdictions, together with confidentiality agreements and technical measures, to protect the confidentiality of our proprietary rights. We rely heavily on trade secret protection.

Government Regulation

Although we do not believe that significant existing laws or government regulations adversely impact us, our business could be affected by different interpretations or applications of existing laws or regulations, future laws or regulations, or actions by domestic or foreign regulatory agencies.

Laws and regulations that apply to communications over the Internet are becoming more prevalent. In particular, the growth and development of the market for e-commerce has prompted calls for more stringent tax, consumer protection, data security and privacy laws in the United States and abroad that may impose additional burdens on companies conducting business online. For example, users of our websites and software are located in the United States and possibly around the world. Concerns about privacy and data security could lead to legislative, judicial and regulatory limitations and conditions on our ability to collect, maintain and use information about Internet users. The European Union, for example, has adopted a directive that will require "providers of publicly available communication services" to store and retain communications data for law enforcement purposes for up to 24 months. Within the United States, federal and state legislation, such as the federal CAN-SPAM Act of 2003, restrict or prohibit unsolicited email, commonly known as "spam", and may adversely affect our ability to market our services to consumers in a cost-effective manner. The costs of compliance with, and the other burdens imposed by, these and other laws or regulatory actions may prevent us from selling our products and services or increase the costs associated with selling our products and services, thereby making them less attractive to users and advertisers.

Employees

With the exception of our directors and officers, we have no other full time employees. Mr. Peters will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only.

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In addition we may rely, from time to time, on independent contractors to assist us in implementing our marketing campaign and providing our services.

We have no written employment agreements with any of our officers or directors.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our current corporate offices are located at 150 East Bloomingdale Avenue, Suite 111, Brandon, FL 33511. These offices are leased at a rate of $250 per month for a term of 12 months.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Eric Haskins		Chief Executive Officer, Director
Randy Tobia		Secretary

Eric Haskins, Vice President and Director

For the last 8 years Eric Haskins has worked as a Software Engineer for Voodoo.com as well as a Partner in High Octane Brands LLC, an Internet Branding & Hosting Firm.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

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Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

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Since inception, we have not paid any compensation to our officers or directors.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	# of Shares of Common Stock	Percentage
Eric Haskins	2,200,000	47.98%
Randy Tobia	700,000	15.26%
Tobia Family Trust*	1,500,000	32.71%
All Exec. Officers & Directors as a group (2)	2,900,000	63.25%

* Scott Perry serves as trustee of the Tobia Family Trust.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 4,585,1842 shares of common stock outstanding as of February 10, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

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The registrant's board of directors consists of Rob Peters and Eric Haskins. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Related Party Stock Issuances:

On November 10, 2014, the Company issued 440 common shares to Rob Peters in exchange for $107.84 in cash from his own funds.

On November 10, 2014, the Company issued 440 common shares to Eric Haskins in exchange for $107.84 in cash from his own funds.

On November 10, 2014, the Company issued 140 common shares to Randy Tobia for $34.32 in cash from his own funds.

After the Company completed a 5,000 to 1 forward stock split, the 1,020 common shares issued and outstanding became 5,100,000 common shares.

On December 4, 2014, the Company issued 1,500,000 common shares to The Tobia Family Trust in exchange for $150 in cash. The sole beneficiaries of the Tobia Family Trust are the two children (both currently minors) of the Company’s Secretary, Randy Tobia.

On December 4, 2014, the Company issued 111,111 common shares to Marla Tobia, Randy Tobia’s Wife, in exchange for $5,000 in cash.

On December 4, 2014, the Company issued 22,223 common shares to Kathleen Haskins, Eric Haskin’s wife, in exchange for $1,000 in cash.

On November 12, 2015, the Company issued 3,340 common shares to Kathleen Haskins, Eric Haskin’s wife, in exchange for $1,002 in cash.

On December 15, 2015, Rob Peters resigned from his position as both Director and CEO with the Company and sold back 100% of his holdings (2,200,000 common shares) to the company in exchange for $1,000.

MATERIAL AGREMEEMENTS

We have not entered into any material contract other than in the ordinary course of business and other than those described below or in this prospectus.

Joint Venture with Stormhold Energy, Ltd.

The Company entered into a joint venture with Stormhold Energy, Ltd. The terms of that venture give the Registrant a seven (7%) percent stake in three (3) oil and gas leases Stormhold Energy is actively processing at.

The Company currently leases its executive office space at a term of $250 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our

38

ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Far Sighted Media is a Florida corporation formed on June 10, 2014. We are a developmental stage company principally operating in two general business units. We are in the business of developing and managing software to provide business solutions to nonprofit institutions. In addition to software applications, the company also owns a portfolio of descriptive domain names, websites and other valuable domain name assets. We anticipate that the Company will also incorporate additional forms of revenue in the near future. These may include: joint venture oil exploration, launching or purchasing a domain registrar, and purchase of tax liens.

Our flagship software product, Poker Run, is a combination web and mobile application accessible through a web browser that allows nonprofit institutions to improve fund raising for Poker Run events, which have become an increasingly popular fundraising tool. We are also in the process of developing four (4) mobile game applications and developing several of our websites to increase user traffic and advertising revenue.

Since inception, we have generated revenue in the amount of $15,249.94 against total expenses of $7,072.41 for a net profit in the amount of $8,177.53. Our expenses are primarily attributed to expenses related to the organization of the Company, development of our software products, and expenses incurred in connection to this offering.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

Market and Develop our Software

We plan to continue to market our existing Poker Run software to non-profits and other charity organizations. We will also expand the reach of our sales and marketing efforts to reach large companies who may utilize our software for planning and executing trade shows or other corporate events.

Expand and Develop Websites and Domain Name Assets

We will continue to develop our active websites, including PremiumPennyPicks.com, which currently has almost 400,000 opt-in subscribers. We plan to continue to expand the site with new content and features to drive user traffic and advertising revenue. We will also develop several of our domain name assets into active websites with both subscription based sites and full featured retail sites.

Potential Tax Lien Acquisitions

We will conduct market research through public records to identify profitable tax lien purchase opportunities. We will reinvest the proceeds from redemptions to accelerate revenue growth and profits with a long term goal of

39

paying a portion of the revenue each quarter as a dividend to shareholders while continuing to reinvest the remainder of the interest income into additional tax liens in tax lien friendly states.

Develop Website to Market and Sell Mineral Claims

We own several mineral claims (gold) that we plan to market and sell to recreational miners.  We plan to market and sell these claims via auction. We currently have a website in development that will support this process and allow better claims to be sold away from the auction format. The website will also allow users to sell recreational mining equipment and will include a discussion forum.

Begin Oil Exploration Activities

We currently have the royalty agreement with Stormhold Energy in exchange for 1 million shares of stock for their 1st three wells with the option to drill additional wells with a 50/50 split on the rest of their claims.  We plan to use a portion of the proceeds from this offering to fund the drilling of additional wells with the long term goal to return a portion of the oil revenue as a dividend to shareholders.

We are highly dependent on the success of this offering to execute upon this proposed plan of operations. If we are unable to raise sufficient funds through this offering or obtain alternate financing in lieu of funds raised through this offering, we may not become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Results of Operations

Our cash balance is $17,595.56 as of the period ending September 30, 2015 with no liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. In order to implement our plan of operations for the next twelve month period, we require a minimum of $250,000 of funding from this offering. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Purchase and Sale of Equipment

We presently have no equipment, and we do not plan to purchase any in the foreseeable future.

Income & Operation Taxes

We are subject to income taxes in the U.S.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2016. As of

40

the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of September 30, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations aside from our lease of office space.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

For its long-term business objectives, the Corporation will require funds to develop products and to expand its business into new market areas, as well as to meet its ongoing day-to-day operating requirements and will have to continue to rely on equity and debt financing during such period. There can be no assurance that financing, whether debt or equity, will be available to the Corporation in the amount required at any particular time or for any particular period or, if available, that it can be obtained on terms satisfactory to the Corporation. The Corporation does not presently have any other fixed commitments for material capital expenditures over the near or long term.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $250,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities issued by the Company within the last three years that were not registered under the Securities Act. The issuance of such shares was deemed exempt from registration requirements of the Securities Act as such securities were exempt from registration under Section 4(a)(2) of Securities Act.

On November 10, 2014, the Company issued 440 common shares to Rob Peters in exchange for $107.84 in cash from his own funds. Following the 5,000-to-1 forward split approved later the same day this stake was increased to 2,200,000 common shares.

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On November 10, 2014, the Company issued 440 common shares to Eric Haskins in exchange for $107.84 in cash from his own funds. Following the 5,000-to-1 forward split approved later the same day this stake was increased to 2,200,000 common shares.

On November 10, 2014, the Company issued 140 common shares to Randy Tobia for $34.32 in cash from his own funds. Following the 5,000-to-1 forward split approved later the same day this stake was increased to 700,000 common shares.

On December 4, 2014, the Company issued 1,500,000 common shares to The Tobia Family Trust in exchange for $150 in cash.

On December 4, 2014, the Company issued 111,111 common shares to Marla Tobia in exchange for $5,000 in cash.

On December 4, 2014, the Company issued 22,223 common shares to Kathleen Haskins in exchange for $1,000 in cash.

On December 10, 2014, the Company issued 20,833 common shares to Frank Novello in exchange for $2,500 in cash.

On December 10, 2014, the Company issued 8,334 common shares to Richard Hendrickson in exchange for $1,000 in cash.

On December 23, 2014, the Company issued 834 common shares to Lisa Greable in exchange for $100 in cash.

On February 22, 2015, the Company issued 4,167 common shares to Bruno Hartwick in exchange for $500 in cash.

On February 3, 2015, the Company issued 10,000 common shares to Frank Novello in exchange for $2,500 in cash.

On November 12, 2015, the Company issued 3,340 common shares to Kathleen Haskins in exchange for $1,002 in cash.

On November 12, 2015, the Company issued 4,340 common shares to Bruno Hartwick in exchange for $1,302 in cash.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

Up to a Maximum of 6,000,000 Common Shares

at $0.33 per Common Share

42

Prospectus

Far Sighted Media, Inc.

February 11, 2016

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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FAR SIGHTED MEDIA, INC.

FINANCIAL STATEMENTS

For the period ended September 30, 2015

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To the Board of Directors and Stockholder of

Far Sighted Media, Inc.

.

We have audited the accompanying balance sheet of Far Sighted Media, Inc. (“the Company”) as of September 30, 2015 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from Inception (June 10, 2014) through September 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Far Sighted Media, Inc. as of September 30, 2015 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has not established any source of revenue to cover its operating costs and has a working capital deficit. As of September 30, 2015, the Company does not have sufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 8 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

K. Brice Toussaint
Dallas TX
February 10, 2016
100 CRESCENT COURT
SUITE 700
DALLAS TX 75201

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FAR SIGHTED MEDIA, INC.

BALANCE SHEET

as of

ASSETS	September 30, 2015
$
Current Assets:
Cash	17,596

Total Current Assets	17,596
TOTAL ASSETS	17,596

LIABILITIES AND STOCKHOLDER’S EQUITY

Total Current Liabilities	-
Total Liabilities	-

Stockholders’ Equity
Common Stock, Par Value $0.0001, 100,000,000 Authorized, 6,777,502 Issued & Outstanding	678
Paid In Capital	8,740
Prior Accumulated Retained Earnings	-
Current net profit (loss)	8,178
Less: Dividends	-

Total Shareholders’ Equity	17,596

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	17,596

The accompanying notes are an integral part of these financial statements.

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FAR SIGHTED MEDIA, INC.

STATEMENT OF OPERATIONS

From June 10, 2014 to September 30, 2015
$

Revenue	15,250

Operating expenses:
General and administrative:	3,452
General and administrative	3,620
Professional fees

Total operating expenses	7,072

Net profit	8,178

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	-

Weighted-average number of common shares outstanding	6,777,502

The accompanying notes are an integral part of these financial statements.

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FAR SIGHTED MEDIA, INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of June 10, 2014 (inception) to September 30, 2015

				Earnings Deficit
	Common Stock		Additional Paid In Capital	Accumulated During Startup	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, June 10, 2014 (Inception)	-	0
Issuance of Common Stock $.0001 Par Value	6,777,502	678	8,740	0	9,418
Additional Paid In Capital Net Income (Loss)	-			8,178	8,178

Ending Balance, Sept. 30, 2015	6,777,502	678	8,740	8,178	17,596

The accompanying notes are an integral part of these financial statements.

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FAR SIGHTED MEDIA, INC.

STATEMENT OF CASH FLOWS

From June 10, 2014 (Inception) to September 30, 2015
$
Cash Flows from Operating Activities

Net profit	8,178

Net cash used in operating activities	8,178

Cash Flows from Financing Activities
Issuance of Common Stock	9,418
Net Cash Flows From Financing Activities	9,418
Net Increase In Cash	9,418

Cash – Beginning	-
Cash – Ending	17,596

The accompanying notes are an integral part of these financial statements.

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FAR SIGHTED MEDIA INC.

(A Development Stage Company)

Notes to Financial Statements

Note 1-Business Organization, History, and Nature of Operations

Far Sighted Media Inc. (the “Company”) was incorporated in Florida on June 10, 2014 (inception). The company is a development stage technology company focused on developing and managing software solutions in monetization, logistics and supply chain management focused on nonprofit fundraising. In addition to their software applications, the company also owns a portfolio of descriptive domain names, websites and other valuable domain name assets.

As of September 30, 2015, the Company had not yet totally completed the development of its product and has recorded only minimal revenues. Since inception, the Company’s primary activities have consisted of developing its business plan, raising capital, recruiting and hiring its executive team and developing its technology. To date, these activities have been funded mainly through founder’s own personal investment and additional funds. The company will rely initially upon the funds raised in this offering.

The Company is considered to be in the development stage, and as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915, “Development Stage Entities”. The Company is subject to all of the risks associated with development stage companies.

Note2–Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America(“USGAAP”), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue will be recognized when earned, as reasonably determinable in accordance with Financial Accounting Standards Board Accounting Standards Policy (“ASP”) 605-15-25, “Revenue Recognition.”

The following are the conditions that must be met in order to recognize revenue in accordance with ASP: (i) the buyer’s price is fixed or determinable as of the date of sale (presumably via executed final sales contract); (ii) the buyer has paid or is obligated to pay the seller based on nothing except the delivery of the product (i.e. cannot be contingent on any other future events); (iii) the buyer’s obligation to pay the seller changes only if the product is returned to the seller (e.g. theft, damage, or loss of product does not negotiate buyers obligation); (iv) the buyer acquiring the product must have economic substance outside of the product provided by the seller (that is, the buyer cannot be a simple re-seller established by the seller for the purpose of what would amount to inflating recognized sales); (v) the sellers obligation to the buyer significantly ends at delivery (the seller cannot be obligated to direct buyers to the seller, substantially advertise/distribute for the seller, etc).

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off

50

percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Note 2–Summary of Significant Accounting Policies, continued

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrants issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrants exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the period June 10, 2014 (inception) through September 30, 2015, the Company did not recognize any stock-based compensation.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period June 10, 2014 (inception) through September 30, 2015 the Company has incurred organization costs of $4,031 and offering cost, which are forming the part of financial statements under General Administrative Charges.

Concentration of Credit Risk

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The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company is determined that it has one operating segment as of September 30, 2015.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Research and Product Development

Research and product development expenses are charged to operations as incurred. For internally developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain. The Company has startup expenses that will be charged to stock holders’ equity upon the receipt of the capital raised and will be paid back first.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

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September 30, 2015
U.S. Statutory Rate	34%
Less: Valuation Reserve	(34)%
Effective Tax Rate	-%

The significant components of deferred tax assets and liabilities are as follows:

30-Sep-2015
Net Deferred Tax Asset	$-

Net Operating Losses	$0

Deferred Tax Liability	$-
Net Deferred Tax Assets	$0
Less: Valuation Reserve	$0
Deferred tax asset - net valuation allowance	$-

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of September 30, 2015.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 10, 2104 (inception) through September 30, 2015, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Florida state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

On November 10, 2014, the Company issued 440 common shares to Rob Peters in exchange for $108 in cash from his own funds.

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On November 10, 2014, the Company issued 440 common shares to Eric Haskins in exchange for $108 in cash from his own funds.

On November 10, 2014, the Company issued 140 common shares to Randy Tobia for $34 in cash from his own funds.

On November 10, 2014 the Company completed a 5,000 to 1 forward stock split, the 1,020 common shares issued and outstanding became 5,100,000 common shares.

Note 5–Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Common Stock Issued

The table below sets forth the common stock issued by the company:

Name	Date	Shares
Robert Peters	November 10, 2014	440
Eric Haskins	November 10, 2014	440
Scott Tobia	Nobember 10, 2014	140
Marla Tobia	December 04, 2014	111,111
Kathleen Haskins	Decvember 04, 2014	22,223
Frank Novello	December 10, 2014	20,833
Frank Novello	February 03, 2015	10,000
Lisa Greable	December 23, 2014	834
Richard Hendrickson	December 10, 2014	8,334
Bruno Hartwich	February 22, 2015	4,167

Shares issued on or before November 10, 2014 were split at a rate of 1-to-5,000.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long-term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Employment Agreements

The Company currently has no employment agreements.

Note 7 – Net Income Per Share

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The following table sets forth the information used to compute basic and diluted net income per share attributable to Far Sighted Media Inc. for the period June 10, 2014 (inception) through September 30, 2015:

Sep 30, 2015

Net Income	$8,178

Weighted-average common shares outstanding basic:

Weighted-average common stock	6,777,502
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
Outstanding- Diluted	6,777,502

Note 8. –Going Concern and Management Plans

As of September 30, 2015, the Company’s cash on hand was $17,596. The Company has only generated minimal revenues since its inception of June 10, 2014 (inception) through September 30, 2015. As of September 30, 2015, the Company plans on meeting its current liquidity requirements principally through an Initial Public Offering.

As of September 30, 2015, the Company had a working capital surplus of $17,596 and a stockholders’ equity of $17,596.

The Company intends to raise capital through its initial public offering(“IPO”), will fund its operations only until December 2016 though there is no assurance that it will be able to do so. If the Company is unable to raise additional capital, the Company may have to curtail its research and development efforts, delay repayments of its Convertible Notes, delay payments to vendors, and/or initiate cost reductions, which would have a material adverse effect on the Company’s business, financial condition and results of operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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Note 9. – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of September 30, 2015, through the date which the financial statements were available to be issued. Based upon the review the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements other than the following:

On November 12, 2015, the Company issued 3,340 common shares to Kathleen Haskins in exchange for $1,002 in cash.

On November 12, 2015, the Company issued 4,340 common shares to Bruno Hartwick in exchange for $1,302 in cash.

On December 15, 2015, Rob Peters resigned from his position as both Director and CEO with the Company and sold back 100% of his holdings (2,200,000 common shares) to the company in exchange for $1,000.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Florida Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any othis enterprise or organization at the request of our Company. Pursuant to Florida law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 10, 2014, the Company issued 440 common shares to Rob Peters in exchange for $107.84 in cash from his own funds. Following the 5,000-to-1 forward split approved later the same day this stake was increased to 2,200,000 common shares.

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On November 10, 2014, the Company issued 440 common shares to Eric Haskins in exchange for $107.84 in cash from his own funds. Following the 5,000-to-1 forward split approved later the same day this stake was increased to 2,200,000 common shares.

On November 10, 2014, the Company issued 140 common shares to Randy Tobia for $34.32 in cash from his own funds. Following the 5,000-to-1 forward split approved later the same day this stake was increased to 700,000 common shares.

On December 4, 2014, the Company issued 1,500,000 common shares to The Tobia Family Trust in exchange for $150 in cash.

On December 4, 2014, the Company issued 111,111 common shares to Marla Tobia in exchange for $5,000 in cash.

On December 4, 2014, the Company issued 22,223 common shares to Kathleen Haskins in exchange for $1,000 in cash.

On December 10, 2014, the Company issued 20,833 common shares to Frank Novello in exchange for $2,500 in cash.

On December 10, 2014, the Company issued 8,334 common shares to Richard Hendrickson in exchange for $1,000 in cash.

On December 23, 2014, the Company issued 834 common shares to Lisa Greable in exchange for $100 in cash.

On February 22, 2105, the Company issued 4,167 common shares to Bruno Hartwick in exchange for $500 in cash.

On February 3, 2015, the Company issued 10,000 common shares to Frank Novello in exchange for $2,500 in cash.

On November 12, 2015, the Company issued 3,340 common shares to Kathleen Haskins in exchange for $1,002 in cash.

On November 12, 2015, the Company issued 4,340 common shares to Bruno Hartwick in exchange for $1,302 in cash.

On December 15, 2015, Rob Peters resigned from his position as both Director and CEO with the Company and sold back 100% of his holdings (2,200,000 common shares) to the company in exchange for $1,000.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a public offering. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant(filed herewith)
5.1	Opinion re: Legality and Consent of Counsel (filed herewith)
23.1	Consent of auditor (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will,

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as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Brandon, FL on February 11, 2016. Recent sa

Far Sighted Media, Inc.

By:	/s/ Eric Haskins
Name:	Eric Haskins
Title:	Chief Executive Officer, President
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

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Signature	Title	Date

/s/ Eric Haskins
Eric Haskins	Chief Executive Officer, Director	February 11, 2016